EXHIBIT 11
                                                                     Page 1 of 2

      THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
              (Amounts in Thousands Except Per Share Data)

                                                     Three Months Ended June 30
                                                     ---------------------------
Basic                                                   2000            1999
                                                    ------------    ------------
Net income                                          $    136,839    $    150,007

Weighted average number of common shares
  outstanding                                            294,438         292,201

Earnings per common and
  common equivalent share                           $        .46    $        .51
                                                    ============    ============


                                                     Three Months Ended June 30
                                                    ----------------------------
Diluted                                                 2000            1999
                                                    ------------    ------------

Net income                                          $    136,839    $    150,007
Add:
After tax savings on assumed conversion
  of subordinated debentures and notes                     4,614           2,813
Dividends paid net of related income tax
  applicable to restricted stock                             173             160
                                                    ------------    ------------
Net income, as adjusted                             $    141,626    $    152,980
                                                    ============    ============
Weighted average number of common shares
  outstanding                                            294,438         292,201
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                    9,745          10,442
Assumed conversion of subordinated
  debentures and notes                                    13,053           8,813
                                                    ------------    ------------
        Total                                            317,236         311,456
                                                    ============    ============
Earnings per common and
  common equivalent share                           $        .45    $        .49
                                                    ============    ============



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                                                                      EXHIBIT 11
                                                                     Page 2 of 2


          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  (Amounts in Thousands Except Per Share Data)

                                                       Six Months Ended June 30
                                                      --------------------------
Basic                                                     2000          1999
                                                      -----------    -----------
Net income                                            $   174,134    $   198,719

Weighted average number of common shares
  outstanding                                             294,168        291,366

Earnings per common share                             $       .59    $       .68
                                                      ===========    ===========


                                                       Six Months Ended June 30
                                                      --------------------------
Diluted                                                   2000          1999
                                                      -----------    -----------

Net income                                            $   174,134    $   198,719
Add:
After tax interest savings on assumed
  conversion of subordinated debentures and notes               -          3,898
Dividends paid net of related income tax
  applicable to restricted stock                              335            303
                                                      -----------    -----------
Net income, as adjusted                               $   174,469    $   202,920
                                                      ===========    ===========
Weighted average number of common shares
  outstanding                                             294,168        291,366
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options                    10,222         10,844
Assumed conversion of subordinated
  debentures and notes                                          -          6,693
                                                      -----------    -----------
        Total                                             304,390        308,903
                                                      ===========    ===========
Earnings per common and common equivalent share       $       .57    $       .66
                                                      ===========    ===========

Note: The computation of diluted EPS for 2000 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes and for 1999 excludes the assumed conversion of the 1.87% Convertible Subordinated Notes, respectively, because they were anti-dilutive.